Exhibit 23.1
                             MICHAELSON & CO., P.A.
                          CERTIFIED PUBLIC ACCOUNTANTs
                            WEST PALM BEACH, FLORIDA






To the Board of Directors of
THE JACKSON RIVERS COMPANY




           Michaelson & Co., P.A., certified public accountants, hereby consents to the use of its opinion dated December 7, 2001, in connection with the SB-2 Registration Statement and Prospectus as filed with the Securities and Exchange Commission, and to the filing of a copy thereof as an exhibit to Amendment no. 1 thereto. We also consent to the use of our name under the caption "Experts" in the above-mentioned Registration Statement.




                                                 MICHAELSON & CO., P.A., CPA




Dated:  December 13, 2001